UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

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GOLDEN RIVER RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-16097	98-007697
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004
(Address of Principal Executive Office) (Zip Code)

61-3-8532-2860
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On May 25, 2011, Acadian Mining Corporation (“Acadian”), a 71.5% owned subsidiary of the Company, signed a Share Purchase Agreement with Selwyn Resources Ltd, to sell Acadian’s 100% owned subsidiary, ScoZinc Ltd (“ScoZinc”), which held the Scotia lead and zinc mine and other associated lead and zinc assets. which had been on care and maintenance since early 2009. The sale price was CDN$10 million, less certain deductions including those related to increased bonding requirements for an amended reclamation and closure plan for the Scotia Mine amounting to approximately CDN$2.8 million for net proceeds of approximately CDN$7.2 million.

All of the conditions to closing were satisfied on May 31, 2011 and closing occurred on that date.

The description of the Share Purchase Agreement that is contained in this Form 8-K is qualified in its entirety to the text of the actual agreement that is filed as an exhibit hereto.

Item 2.01           Completion of Acquisition or Disposition of Assets

The information set forth above in response to Item 1.01 is hereby incorporated herein by this reference.

Item 9.01           Financial Statement and Exhibits

99.1       Share Purchase Agreement dated May 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN RIVER RESOURCES CORPORATION (Company)

By:

/s/ Peter Lee
Peter Lee
Secretary

Dated: June 6, 2011